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             EXHIBIT (21) - SUBSIDIARIES OF ALATENN RESOURCES, INC.
                            AS OF DECEMBER 31, 1995



        SUBSIDIARY            STATE OF INCORPORATION      OWNERSHIP
        ----------            ----------------------      ---------
Alabama-Tennessee Natural
 Gas Company                            Alabama             100%

Warrior Basin Gas Company               Alabama             100%

Vulcan Oil and Gas Company              Alabama             100%

Central Gas Company                     Alabama             100%

Tennessee River Development
 Company                                Alabama             100%

North Mississippi Natural
 Gas Corporation                        Mississippi         100%

Hardin County Gas Company               Tennessee           100%

AlaTenn Energy Marketing
 Company                                Alabama             100%

Tennessee River Intrastate
 Gas Company                            Alabama             100%

AlaTenn Credit Corp.                    Alabama             100%

AlaTenn Pipeline Company                Alabama             100%

Ryder International Corporation         Alabama             100%

Atrion Medical Products                 Alabama             100%